UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2016

Date of report (date of earliest event reported)

The Habit Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36749	36-4791171
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

17320 Red Hill Avenue, Suite 140

Irvine, CA

(Address of principal executive offices) (Zip Code)

(949) 851-8881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2016, the Board of Directors of The Habit Restaurants, Inc. (the “Company”) approved a form of restricted stock unit (“RSU”) agreement for use under, and subject to the terms of, The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan (the “Plan”).

The form of RSU agreement will be used to evidence grants of restricted stock units to be made to employees and other eligible service providers of the Company in accordance with the terms of the Plan, including to the Company’s named executive officers. The RSU will vest in accordance with the terms set forth in a participant’s RSU agreement. The unvested portion of the RSU will generally be forfeited upon a failure to satisfy the applicable service or other vesting conditions. A participant is also entitled to an amount equal to any dividends or other distributions that are paid in respect of shares of Company common stock (“shares”) underlying the RSU, provided that such amount will be subject to the same restrictions as the associated shares in respect of which the dividends or other distributions were received.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement under The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Habit Restaurants, Inc.

By:	/s/ Ira Fils
Ira Fils
Chief Financial Officer and Secretary

Date: April 15, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement under The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan